UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 27, 2019

Novelion Therapeutics Inc.

(Exact Name of Registrant as specified in its charter)

British Columbia, Canada	000-17082	98-0455702
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Norton Rose Fulbright

1800 - 510 West Georgia Street, Vancouver, BC V6B 0M3 Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code: (877) 764-3131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	NVLN	the NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03  Bankruptcy or Receivership.

Aegerion’s Chapter 11 Filings

As previously disclosed, on May 20, 2019 (the “Petition Date”), Aegerion Pharmaceuticals, Inc. and Aegerion Pharmaceuticals Holdings, Inc. (together, the “Debtors” or “Aegerion”), each a subsidiary of Novelion Therapeutics Inc. (the “Company” or “Novelion”), filed voluntary petitions (collectively, the “Bankruptcy Petitions”) under chapter 11 (“Chapter 11”) of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Court”). Pursuant to a motion filed by the Debtors, their Chapter 11 cases (collectively, the “Chapter 11 Cases”) are being jointly administered under the caption In re Aegerion Pharmaceuticals, Inc., et al., Case No. 19-11632. Each Debtor will continue to operate its business as a “debtor in possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Court.  Documents filed on the docket of and other information related to the Chapter 11 Cases are available free of charge online at https://cases.primeclerk.com/aegerion/.  Documents and other information available on such website are not part of this Current Report on Form 8-K (the “Form 8-K”) and shall not be deemed incorporated by reference in this Form 8-K.

Approval of “First Day” Motions

On the Petition Date, the Debtors filed a number of motions (the “First Day Motions”) with the Court generally designed to stabilize their operations and facilitate the Debtors’ transition into Chapter 11.  Certain of these motions sought authority from the Court for the Debtors to make payments upon, or otherwise honor, certain obligations that arose prior to the Petition Date, including obligations related to employee wages, salaries and benefits, taxes, customer programs and certain vendors and other providers essential to the Debtors’ businesses. On May 24, 2019, the Court approved the relief sought in these motions on interim bases.  On June 27, 2019, the Court entered orders approving the relief sought in these motions on final bases.

Approval of Debtor-in-Possession Financing

On the Petition Date, the Debtors filed a motion (the “DIP Financing Motion”) requesting authority to use cash collateral and enter into a $20 million super-priority debtor-in-possession multi-draw term loan facility (the “DIP Facility”) on the terms and conditions set forth in a proposed Debtor-in-Possession Credit Agreement entered into between Aegerion Pharmaceuticals, Inc., as borrower, Aegerion Pharmaceuticals Holdings, Inc., as guarantor, Cantor Fitzgerald Securities, as administrative agent, and the lenders party thereto.  On May 24, 2019, the Court authorized the use of cash collateral on an interim basis.  On June 27, 2019, the Court entered an order granting the relief sought in the DIP Financing Motion on a final basis (the “Final DIP Order”).

Amended Shared Services Agreements

As previously disclosed, Aegerion Pharmaceuticals, Inc. entered into shared services agreements with the Company and Novelion Services USA, Inc. (“NSU”), a subsidiary of the Company, each dated as of December 1, 2016, but effective as of November 29, 2016 (the “Shared Services Agreements”), pursuant to which Aegerion provides to the Company and the Company provides to Aegerion, certain services, including, but not limited to administrative support, human resources, information technology support, accounting, finance, and legal services.

As previously disclosed, in connection with the execution of the Restructuring Support Agreement dated May 20, 2019 (the “Restructuring Support Agreement”) and to facilitate the transactions contemplated thereunder, Aegerion and the Company negotiated and executed an amendment to the Shared Services Agreements (together, the “Amended Shared Services Agreements”), which modified the Shared Services Agreements to provide, among other things, for Aegerion to make certain cash payments to the Company on account of certain services the Company provided or will provide to Aegerion.  Pursuant to the Amended Shared Services Agreements, prior to the Petition Date Aegerion Pharmaceuticals, Inc. made a payment to Novelion of approximately $3.1 million and committed to make additional cash payments of up to approximately $2 million. The Amended Shared Services Agreements provide Novelion with greater and more certain recoveries from Aegerion for the critical shared services Novelion has provided or will provide to Aegerion.

On the Petition Date, the Debtors filed a motion requesting authority to assume the Amended Shared Services Agreements.  Following negotiations between the Debtors, the Company, and the Official Committee of Unsecured Creditors appointed in the Chapter 11 Cases (the “Creditors’ Committee”), and the Office for the United States Trustee, the parties agreed to defer final approval of the motion and the proposed assumption of the Amended Shared Services Agreements but that, subject to the Court’s approval, to approve the motion on an interim basis and permit the Debtors to continue to operate under the terms of the Amended Shared Services Agreements on a post-petition basis in the ordinary course of business, subject to certain limitations. On June 27, 2019, the Court entered an interim order granting the relief as agreed by the parties (the “Interim Shared Services Agreements Order”).

Investor Protections Order

As previously disclosed, on May 20, 2019, Aegerion and Amryt Pharma Plc (the “Plan Investor”) entered into a Plan Funding Agreement (the “Plan Funding Agreement”) setting forth the terms and conditions of the acquisition by the Plan Investor of 100 percent of the outstanding equity interests of the reorganized Aegerion Pharmaceuticals, Inc..  On the Petition Date, the Debtors filed a motion (the “Investor Protections Motion”) requesting approval of certain provisions of the Plan Funding Agreement providing the Plan Investor with certain protections, including provisions relating to the period within which Aegerion and its advisors are permitted to solicit a superior transaction, and provisions entitling the Plan Investor to a termination fee and reimbursement of expenses upon the occurrence of certain specified triggering events, including where Aegerion Pharmaceuticals, Inc. terminates the Plan Funding Agreement in order to enter into a superior transaction.

Following negotiations between the Debtors, the Plan Investor and the Creditors’ Committee, the parties agreed to certain modifications to the Plan Funding Agreement.  On June 27, 2019, the Court entered an order (the “Investor Protections Order”) approving the relief requested in the Investor Protections Motion and modifying the terms of the Plan Funding Agreement to reflect the parties’ agreement.  Pursuant to the Plan Funding Agreement and the Investor Protections Order, beginning on June 28, 2019 Aegerion and its advisors will have a 55-day period to solicit proposals for alternative transactions that are superior, from a financial point of view, to the transactions contemplated under the Plan Funding Agreement.  Subject to the limitations of the Plan Funding Agreement, Aegerion is also entitled to respond to unsolicited proposals.  Aegerion is entitled to terminate the Plan Funding Agreement in order to enter into a superior transaction, provided that it reimburses the Plan Investor for costs and expenses (with a cap of $5.5 million) incurred in connection with the transactions contemplated by the Plan Funding Agreement and the Restructuring Support Agreement (the “Restructuring Transactions”), and pays a termination fee of $7.3 million upon the consummation of the superior transaction, in the event the payment of such amounts are triggered under the Plan Funding Agreement.

The foregoing descriptions are only summaries of the Final DIP Order, the Interim Shared Services Agreements Order and the Investor Protections Order, and are qualified in their entirety by reference to the full text of the Final DIP Order, the Interim Shared Services Agreements Order and the Investor Protections Order, which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 hereto, respectively, and which are incorporated by reference herein.

Cautionary Information Regarding Trading in the Company’s Securities

The Company cautions that trading in the Company’s securities during the pendency of the Restructuring Transactions is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual value realized, if any, by holders of the Company’s securities in the Restructuring Transactions. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Forward Looking and Cautionary Statements

Certain statements in this Form 8-K constitute “forward-looking statements”  and “forward-looking information” within the meaning of applicable laws and regulations, including U.S. and Canadian securities laws. Any statements contained herein which do not describe historical facts, including, but not limited to, statements regarding beliefs about, expectations for, the Restructuring Transactions, the Final DIP Order, the Interim Shared Services Agreements Order and the Investor Protections Order, compliance with applicable law, and benefits of the proposed transactions to Novelion’s and Aegerion’s stakeholders, are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include, among others, Novelion’s ability to continue as a going concern, Novelion’s and Aegerion’s ability to meet immediate operational needs and obligations, as well as long term obligations, that Novelion will not realize the benefits of the Restructuring Transactions, that the Debtors will not be able to successfully complete the

Restructuring Transactions, potential adverse effects of the Chapter 11 Cases, the Debtors ability to obtain timely approval by the Court with respect to motions filed in the Chapter 11 Cases, objections to the Restructuring Transactions, DIP Financing or other pleadings filed that could protract the Chapter 11 Cases, the effects of the Bankruptcy Petitions on Novelion and on the interest of various constituents, including holders of Novelion’s common stock, the Court’s ruling in the Chapter 11 Cases, risks associated with third party motions in the Chapter 11 Cases, increased administrative and legal costs related to the Chapter 11 process and other litigation and inherent risks involved in a bankruptcy process, and Novelion’s ability to maintain its listing on Nasdaq, as well as those risks identified in Novelion’s filings with the SEC, including under the heading “Risk Factors” in Novelion’s Annual Report on Form 10-K for the year ended December 31, 2018, filed on March 15, 2019, as amended, and subsequent filings with the SEC, available on the SEC’s website at www.sec.gov. Any such risks and uncertainties could materially and adversely affect Novelion’s results of operations and cash flows, which would, in turn, have a significant and adverse impact on Novelion’s stock price. Novelion cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Except as required by law, Novelion undertakes no obligation to update or revise the information contained in this Form 8-K, whether as a result of new information, future events or circumstances or otherwise.

Investors are cautioned that the interests of Aegerion and its stakeholders may not always be aligned with those of Novelion or its shareholders.

Investors and others should note that Novelion communicates with its investors and the public using the Novelion website www.novelion.com, including, but not limited to, company disclosures, investor presentations and FAQs, Commission filings, press releases, public conference call transcripts and webcast transcripts. The information that Novelion posts on this website could be deemed to be material information. As a result, Novelion encourages investors, the media and others interested to review the information that Novelion posts there on a regular basis. The contents of Novelion’s website shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended.

Item 9.01.            Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Final DIP Order.

10.2	Interim Shared Services Agreements Order.

10.3	Investor Protections Order

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novelion Therapeutics Inc.

By:	/s/ Benjamin Harshbarger
Name:	Benjamin Harshbarger
Title:	Interim Chief Executive Officer

Date:  July 1, 2019